UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported): June 14, 2019

THE ARENA GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

delaware	1-12471	68-0232575
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 VESEY STREET, 24TH FLOOR
NEW YORK, new york	10281
(Address of principal executive offices)	(Zip code)

212-321-5002

(Registrant’s telephone number including area code)

(Former name or former address if changed since last report)

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AREN	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

The primary purpose of this Amendment No. 1 to the Current Report on Form 8-K filed by The Arena Group Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on June 17, 2019 (the “Original Form 8-K”) in the form of a Form 8-K/A (this “Form 8-K/A”) is to file the Amended Licensing Agreement (as defined below) as Exhibit 10.1 hereto. This Form 8-K/A also updates the disclosure in the Original Form 8-K to reflect the Company’s subsequent entry into Amendment Nos. 1 through 4 to the Licensing Agreement (as defined below) following the filing of the Original Form 8-K.

Except as described above, no other changes have been made to the Original Form 8-K, and this Form 8-K/A does not modify or update any other information in the Original Form 8-K. Accordingly, this Form 8-K/A should be read in conjunction with the Original Form 8-K and the Company’s filings made with the Commission subsequent to the date of the Original Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

As described in the Original Form 8-K, the Company and ABG-SI LLC (“ABG”), a Delaware limited liability company and indirect wholly-owned subsidiary of Authentic Brands Group, entered into a licensing agreement (the “Licensing Agreement”) dated June 14, 2019, pursuant to which the Company obtained the exclusive right and license in the United States, Canada, Mexico, The United Kingdom, The Republic of Ireland, Australia and New Zealand to operate the Sports Illustrated media business (in the English and Spanish languages), including to (i) operate the digital and print editions of Sports Illustrated (including all special interest issues and the swimsuit issue) and Sports Illustrated for Kids, (ii) develop new digital media channels under the Sports Illustrated brands and (iii) operate certain related businesses, including, without limitation, special interest publications, video channels, bookazines and the licensing and/or syndication of certain products and content under the Sports Illustrated brand. Subsequently, the Company and ABG entered into Amendment No. 1 dated September 1, 2019, Amendment No. 2 dated April 1, 2020, Amendment No. 3 dated July 28, 2020, and Amendment No. 4 dated June 4, 2021 (collectively, the “Amendments,” and the Licensing Agreement as amended by the Amendments, the “Amended Licensing Agreement”). The Amendments modified, replaced, added and/or deleted certain provisions of the Licensing Agreement detailing the operation of the Sports Illustrated media business, mainly governing (i) editorial and journalistic standards, (ii) publication format, content, page count, volume and frequency, (iii) media distribution channels and recipients, (iv) the establishment of a joint editorial board and related board procedures on the engagement and termination of certain journalistic content creators for the Sports Illustrated media business, and (v) the approval of certain transactions and other actions, among other agreements.

The initial term of the Amended Licensing Agreement ends on December 31, 2029. Thereafter, the Company has the option, subject to certain conditions, to renew the term of the Amended Licensing Agreement for nine consecutive renewal terms of 10 years each (the initial term and any renewal terms, collectively, the “Term”). The Amended Licensing Agreement provides that the Company shall pay to ABG annual royalties in respect of each year of the Term based on gross revenues in connection with the conduct and operation of the licensed business with guaranteed minimum annual amounts. Pursuant to the Amended Licensing Agreement, ABG is required to pay to the Company a share of revenues relating to certain Sports Illustrated business lines not licensed to the Company, such as commerce.

The Amended Licensing Agreement contains various customary representations, warranties and indemnities by the parties.

The foregoing description of the Amended Licensing Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amended Licensing Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended Licensing Agreement by and between the registrant and ABG-SI LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2022	THE ARENA GROUP HOLDINGS, INC.

	By:	/s/ Douglas B. Smith
	Name:	Douglas B. Smith
	Title:	Chief Financial Officer